Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178 Holly Moltane, Controller — GAAP Financial Reporting, (248) 204-8590

MEADOWBROOK INSURANCE GROUP, INC.
REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS
• Fourth quarter net operating income up 10.5% to $13.6 million, or $0.24 per diluted share
• Full year net operating income up 37.9% to $53.5 million, or $0.93 per diluted share
• Fourth quarter net income up 113.4% to $16.4 million, or $0.29 per diluted share
• Full year net income up 92.2% to $52.7 million, or $0.92 per diluted share
• Combined ratio of 94.3% for the fourth quarter and 92.6% for the year
• Gross written premium up 32.1% in the fourth quarter and 50.5% for the year
• Book value per share of $9.06, up 18.6% for the year
SOUTHFIELD, MICHIGAN
February 16, 2010
Fourth Quarter 2009 Highlights and Overview:
•	Net operating income, a non-GAAP measure, increased 10.5% to $13.6 million, or $0.24 per diluted share, in the fourth quarter of 2009 compared to $12.3 million, or $0.21 per diluted share, in the fourth quarter of 2008.

•	Net income increased $8.7 million to $16.4 million, or $0.29 per diluted share, in the fourth quarter of 2009 compared to $7.7 million, or $0.13 per diluted share for the fourth quarter of 2008.

•	The combined ratio was 94.3% in the fourth quarter of 2009, compared to 91.8% for the fourth quarter of 2008.

•	Gross written premium increased by $44.4 million to $182.8 million in the fourth quarter of 2009 compared to $138.4 million in the fourth quarter of 2008.

•	Book value per share increased by 18.6% year to date to $9.06 per share compared to $7.64 per share at December 31, 2008. Unrealized gains, net of tax, increased book value by $0.52 per share since December 31, 2008.

•	We repurchased 1.6 million shares during the quarter and our Board of Directors authorized the repurchase of up to another 5.0 million shares, pursuant to a newly adopted share repurchase plan.
Full Year 2009 Highlights and Overview:
•	2009 net operating income, a non-GAAP measure, increased 37.9% to $53.5 million, or $0.93 per diluted share, compared to $38.8 million, or $0.86 per diluted share, in 2008.

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•	2009 net income increased 92.2% to $52.7 million, or $0.92 per diluted share, compared to $27.4 million, or $0.61 per diluted share in 2008.

•	The 2009 combined ratio improved to 92.6% compared to 93.3% in 2008.

•	The 2009 accident year combined ratio, a non-GAAP measure, was 97.9%, relatively unchanged compared to an accident year combined ratio of 97.8% in 2008.

•	Gross written premiums for 2009 grew by 50.5% to $688.7 million compared to $457.7 million in 2008.
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported that fourth quarter net operating income, a non-GAAP measure, grew by 10.5% to $13.6 million, or $0.24 per diluted share, compared to $12.3 million, or $0.21 per diluted share, in the fourth quarter of 2008. Net income increased $8.7 million to $16.4 million, or $0.29 per diluted share in the fourth quarter of 2009 compared to $7.7 million, or $0.13 per diluted share, in the fourth quarter of 2008. Fourth quarter 2009 net income includes net after-tax realized gains of $2.9 million related to the sale of certain investment securities. This compares to after-tax realized losses of $4.6 million in the fourth quarter of 2008 related to other than temporary impairments of certain preferred stocks, corporate bonds, asset-backed and mortgage-backed securities.
The fourth quarter 2009 GAAP combined ratio was 94.3%, compared to 91.8% for the fourth quarter of 2008. The loss ratio for the fourth quarter of 2009 was 60.6% compared to 59.5% for the fourth quarter of 2008. The fourth quarter 2009 loss ratio includes 5.3 percentage points of favorable prior year reserve development, compared to 4.5 percentage points of favorable prior year reserve development in the fourth quarter of 2008. Pre-tax favorable development on prior year accident reserves was $7.8 million in the fourth quarter of 2009 compared to $5.5 million in the fourth quarter of 2008. The expense ratio for the fourth quarter of 2009 was 33.7% compared to 32.3% for the fourth quarter of 2008.
Fourth quarter 2009 gross written premium increased 32.1% to $182.8 million compared to $138.4 million in the fourth quarter of 2008. The increase in gross written premium in the fourth quarter of 2009 was primarily due to programs initiated in 2008 and 2009.
Net commission and fee revenue for the fourth quarter of 2009 declined 4.9% to $8.5 million compared to $8.9 million in the fourth quarter of 2008. The decline was primarily the result of lower premium volume due to mandatory rate reductions and competition. Additionally, a program for which we previously provided policy administration services decided to perform those functions in-house.
Equity earnings of affiliates, net of tax, was $874,000 for the fourth quarter of 2009. This is related to a 2009 minority investment we made in an insurance company and related agency.
Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated: “We are very pleased with our results for the year. Gross written premiums increased by more than 50%, net operating EPS of $0.93 per share exceeded our range of expectations and, in a competitive market, our accident year combined ratio held steady at 97.9%. In 2009, we integrated Century and continue to implement and recognize additional synergies. With a return on average equity of 11.2% in 2009, we are back on track for sustainable, double digit return on average equity results.”
“We continue to work from a strong capital and liquidity position and our investment portfolio remains conservatively positioned. During the fourth quarter of 2009, we repurchased 1.6 million shares. Our Board authorized the repurchase of up to another 5 million shares, pursuant to a newly adopted share repurchase plan.”
Full Year 2009 Overview

PRESS RELEASE	PAGE 3

Net operating income for the year ended December 31, 2009 increased 37.9% to $53.5 million, or $0.93 per diluted share, compared to $38.8 million, or $0.86 per diluted share in 2008. 2009 net income increased 92.2% to $52.7 million or $0.92 per share compared to $27.4 million or $0.61 per share in 2008. Our results for 2009 include $3.5 million of other than temporary impairment charges in our investment portfolio, compared to other than temporary impairment charges of $11.7 million in 2008. Offsetting the impairment charges in 2009 were $3.6 million in pre-tax realized gains recognized in the fourth quarter related to the sale of certain investment securities.
In 2009, gross written premiums increased $231.0 million, or 50.5%, to $688.7 million compared to $457.7 million in 2008. The increase is due to a full year of Century Insurance Group premiums, the further maturation of programs initiated in 2008 and new programs implemented in 2009. Excluding Century Insurance Group premiums, gross written premiums grew approximately 24% in 2009 compared to 2008.
Our year to date GAAP combined ratio for 2009 improved slightly to 92.6% compared to 93.3% for 2008. The loss ratio for 2009 was 60.7% compared to 62.0% for 2008. The expense ratio for 2009 was 31.9% compared to 31.3% for 2008. The 2009 combined ratio includes 0.7 points of extraordinary storm losses in the Midwest, and the 2008 combined ratio includes 2.3 points related to catastrophic storm losses from Hurricanes Gustav and Ike. Additionally, the 2009 combined ratio includes 5.3 points of favorable prior year development compared to 4.5 points of favorable prior year development in 2008. This continued favorable development is primarily attributable to our history of disciplined underwriting, controls over pricing, long-term loyal partners and strong claims management.
Other Matters
Shareholders’ Equity:
At December 31, 2009, shareholders’ equity was $502.9 million, or $9.06 per common share compared to $438.2 million, or $7.64 per common share, at December 31, 2008. The increase in shareholders’ equity is due primarily to net income of $52.7 million and unrealized gains, net of deferred taxes of $29.1 million, partially offset by dividend payments of $5.2 million and share repurchases of $13.9 million.
The 18.6% increase in book value per share includes unrealized gains, net of tax of $0.52 per share since December 31, 2008.
At December 31, 2009, our debt-to-equity ratio was 26.0% compared to 32.2% at December 31, 2008. Our debt to equity ratio excluding debentures was 9.9% at December 31, 2009 compared to 13.8% at December 31, 2008.
Dividend and Share Repurchases:
On February 12, 2010, our Board of Directors declared a quarterly dividend of $0.03 per share payable on April 5, 2010 to shareholders of record as of March 19, 2010.
We repurchased 1.6 million shares during the fourth quarter of 2009 at an average cost of $7.08 per share. For the year, we repurchased 1.9 million shares at an average cost of $7.18 per share. On February 12, 2010, our Board of Directors authorized the repurchase of up to another 5.0 million shares, pursuant to a newly adopted share repurchase plan. The expiration of the new share repurchase plan is February 2012.
Investment Portfolio:
At December 31, 2009, our pre-tax book yield was 4.4%, and our average reinvestment yield for 2009 was 4.7%. The duration of the portfolio was 4.4 years at December 31, 2009, compared to 4.5 years at December 31, 2008.
Net investment income for the fourth quarter of 2009 was $12.9 million, up from $11.9 million in the fourth

PRESS RELEASE	PAGE 4

quarter of 2008. For the year, 2009 net investment income was $50.4 million compared to $36.6 million for 2008. The increase in net investment income is primarily related to investment income from the Century Insurance portfolio.
2010 Expectations
For 2010, we expect net operating income to be in a range of $48.5 million to $54.5 million. We expect gross written premium in a range of $790 million to $815 million, and the combined ratio should be in a range of 95.5% to 96.5%. Achieving results within these ranges would result in net operating income in a range of $0.85 to $0.95 per share.
Commenting on the 2010 outlook, Mr. Cubbin stated: “We are working from a position of strength going into 2010. We expect programs implemented in 2008 to further mature, and we anticipate growth from the regional workers’ compensation initiatives we launched in 2009. We anticipate the market will remain competitive in 2010, and could look a lot like the second half of 2009—still competitive, but stabilizing. We have opportunities to grow profitably with adequate pricing, and we continue to work on implementing additional revenue enhancing synergies with Century.”
Conference Call
Meadowbrook’s 2009 fourth quarter and full year results will be discussed by management in more detail on Wednesday, February 17, 2010 at 9:00 a.m. Eastern Time.
To listen to the call, please dial 1-877-407-8035 approximately five minutes prior to the start of the call and ask for the Meadowbrook conference call. Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties via the investor relations section of our website at www.meadowbrook.com or www.investorcalendar.com.
For those who cannot listen to the live conference call, a replay of the call will be available through Tuesday, February 23, 2010 by dialing 1-877-660-6853 and referring to conference ID 343345 and account number 286. The webcast will be archived and available for replay through Monday, May 17, 2010.
About Meadowbrook Insurance Group
Meadowbrook Insurance Group, Inc., based in Southfield, Michigan, is a leader in the specialty program management market. Meadowbrook includes several agencies, claims and loss prevention facilities, self-insured management organizations and seven property and casualty insurance underwriting companies, including one in Bermuda. Meadowbrook has twenty-six locations in the United States. Meadowbrook is a risk management organization, specializing in specialty risk management solutions for agents, professional and trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE	PAGE 5

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	DECEMBER 31,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2009	2008
BALANCE SHEET DATA

ASSETS
Cash and invested assets	$1,203,215	$1,085,648
Premium & agents balances	155,327	117,675
Reinsurance recoverable	274,525	268,703
Deferred policy acquisition costs	68,787	56,454
Prepaid reinsurance premiums	35,298	31,885
Goodwill	118,842	119,028
Other assets	133,822	134,523

Total Assets	$1,989,816	$1,813,916

LIABILITIES
Loss and loss adjustment expense reserves	$949,177	$885,697
Unearned premium reserves	325,915	282,086
Debt	49,875	60,250
Debentures	80,930	80,930
Other liabilities	81,038	66,783

Total Liabilities	1,486,935	1,375,746

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	502,881	438,170

Total Liabilities & Stockholders’ Equity	$1,989,816	$1,813,916

Book value per common share	$9.06	$7.64

Book value per common share excluding unrealized gain/loss, net of deferred taxes	$8.59	$7.70

EARNINGS RELEASE	PAGE 6

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER		FOR THE TWELVE MONTHS
(In Thousands, Except	ENDED DECEMBER 31,		ENDED DECEMBER 31,
Share & Per Share Data)	2009	2008	2009	2008
SUMMARY DATA
Gross written premiums	$182,820	$138,427	$688,687	$457,683
Net written premiums	153,273	115,259	580,018	375,194

REVENUES
Net earned premiums	$146,025	$122,425	$539,602	$369,721
Net commissions and fees	8,495	8,932	37,881	42,904
Net investment income	12,863	11,937	50,366	36,624
Net realized gains (losses)	3,467	(3,955)	(225)	(11,422)

Total Revenues	170,850	139,339	627,624	437,827

EXPENSES
Net losses & loss adjustment expenses (1)	83,283	67,750	307,087	212,885
Salaries & employee benefits	21,522	18,908	80,923	62,862
Interest expense	2,535	2,783	10,596	7,681
Policy acquisition and other underwriting expenses (1)	30,783	23,961	110,715	69,294
Amortization expense	1,431	1,665	5,781	6,310
Other administrative expenses	10,090	10,153	39,413	35,000

Total Expenses	149,644	125,220	554,515	394,032

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS OF AFFILIATES AND UNCONSOLIDATED SUBSIDIARIES	21,206	14,119	73,109	43,795
Income tax expense	5,473	6,539	21,321	16,667
Equity earnings of affiliates, net of tax	874	—	874	—
Equity earnings of unconsolidated subsidiaries, net of tax	(161)	126	(12)	269

NET INCOME	$16,446	$7,706	$52,650	$27,397

Less: Net realized gains (losses), net of tax	2,888	(4,562)	(865)	(11,420)

NET OPERATING INCOME (2)	$13,558	$12,268	$53,515	$38,817

Amortization expense	1,431	1,665	5,781	6,310

NET OPERATING INCOME, excluding amortization expense (3)	$14,989	$13,933	$59,296	$45,127

Diluted earnings per common share
Net income	$0.29	$0.13	$0.92	$0.61
Net operating income	$0.24	$0.21	$0.93	$0.86
Net operating income, excluding amortization expense	$0.26	$0.24	$1.03	$1.00
Diluted weighted average common shares outstanding	56,884,403	57,780,625	57,413,391	44,995,712

GAAP ratios:

Loss & LAE ratio	60.6%	59.5%	60.7%	62.0%
Other underwriting expense ratio	33.7%	32.3%	31.9%	31.3%

GAAP combined ratio	94.3%	91.8%	92.6%	93.3%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

(3)	While net operating income, excluding amortization expense, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Management believes this information is beneficial as amortization expense reflects an interim non-cash charge and in the long-term cash earnings will reflect GAAP earnings as we complete the amortization periods associated with current acquisitions. Net operating income, excluding amortization expense, is net income less realized gains (losses) net of taxes associated with such gains (losses) and less amortization expense.

EARNINGS RELEASE	PAGE 7

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED UNCONSOLIDATED GAAP DATA

	FOR THE QUARTER		FOR THE TWELVE MONTHS
	ENDED DECEMBER 31,		ENDED DECEMBER 31,
(In Thousands)	2009	2008	2009	2008
Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$146,025	$122,425	$539,602	$369,721

Consolidated net loss and LAE (1)	$83,283	$67,750	$307,087	$212,885
Intercompany claim fees	5,187	5,053	20,339	16,296

Unconsolidated net loss and LAE	$88,470	$72,803	$327,426	$229,181

GAAP loss and LAE ratio	60.6%	59.5%	60.7%	62.0%

Consolidated policy acquisition and other underwriting expenses (1)	$30,783	$23,949	$110,715	$69,349
Intercompany administrative and other underwriting fees	18,427	15,630	61,422	46,371

Unconsolidated policy acquisition and other underwriting expenses	$49,210	$39,579	$172,137	$115,720

GAAP other underwriting expense ratio	33.7%	32.3%	31.9%	31.3%

GAAP combined ratio	94.3%	91.8%	92.6%	93.3%

	2009	2008	2009	2008
Unconsolidated GAAP data — Gross Commissions and Fees:

Managed programs:
Management fees	$3,659	$3,990	$18,901	$21,168
Claims fees	1,654	2,090	7,428	8,879
Loss control fees	473	467	1,975	2,069
Reinsurance brokerage	443	157	931	728

Total managed programs	6,229	6,704	29,235	32,844
Agency commissions	2,565	2,425	9,561	11,064
Intersegment revenue	(299)	(197)	(915)	(1,004)

Net commissions and fees	8,495	8,932	37,881	42,904
Intercompany commissions and fees	23,614	20,683	81,761	62,667

Gross commissions and fees	$32,109	$29,615	$119,642	$105,571

Fee-for-service pre-tax income, excluding amortization	$2,093	$1,528	$4,812	$11,245

Pre-tax margin on fee-for-service income	6.5%	5.2%	4.0%	10.7%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 8

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED ADJUSTED GAAP EXPENSE RATIO SUMMARY

	FOR THE QUARTER		FOR THE TWELVE MONTHS
	ENDED DECEMBER 31,		ENDED DECEMBER 31,
(In Thousands)	2009	2008	2009	2008
Net earned premiums	$146,025	$122,425	$539,602	$369,721
Less: Unconsolidated net loss and LAE	88,470	72,803	327,426	229,181
Unconsolidated policy acquisition and other underwriting expenses	49,210	39,579	172,137	115,720

Underwriting income	$8,345	$10,043	$40,039	$24,820

GAAP combined ratio as reported	94.3%	91.8%	92.6%	93.3%

Specialty insurance operations pre-tax income	$28,559	$19,739	$97,346	$60,125
Less: Underwriting income	8,345	10,043	40,039	24,820
Net investment income and capital losses	16,330	7,982	50,141	25,202
Equity earnings of affiliates (1)	1,344	0	1,344	0

Fee-based operations pre-tax income	2,540	1,714	5,822	10,103
Agency operations pre-tax (loss) income	(447)	(186)	(1,010)	1,142

Total fee-for-service pre-tax income	$2,093	$1,528	$4,812	$11,245

GAAP expense ratio as reported	33.7%	32.3%	31.9%	31.3%
Adjustment to include pre-tax income from total fee-for-service income (2)	1.4%	1.2%	0.9%	3.0%

GAAP expense ratio as adjusted (3)	32.3%	31.1%	31.0%	28.3%
GAAP loss and LAE ratio as reported	60.6%	59.5%	60.7%	62.0%

GAAP combined ratio as adjusted	92.9%	90.6%	91.7%	90.3%

Reconciliation of consolidated pre-tax income:
Specialty insurance operations pre-tax income:
Fee-based operations pre-tax income	$2,540	$1,714	$5,822	$10,103
Underwriting income	8,345	10,043	40,039	24,820
Net investment income and capital losses	16,330	7,982	50,141	25,202
Equity earnings of affiliates (1)	1,344	0	1,344	0

Total specialty insurance operations pre-tax income	28,559	19,739	97,346	60,125

Agency operations pre-tax (loss) income	(447)	(186)	(1,010)	1,142

Less: Holding company expenses	1,596	986	5,506	3,481
Interest expense	2,535	2,783	10,596	7,681
Amortization expense	1,431	1,665	5,781	6,310
Equity earnings of affiliates (1)	1,344	0	1,344	0

Consolidated pre-tax income	$21,206	$14,119	$73,109	$43,795

(1)	For segment reporting purposes, equity earnings of affiliates is shown gross of tax. Equity earnings of affiliates relates to the Company’s proportionate share of its investment in an insurance company, which management considers to be consistent with its specialty insurance operations and, therefore, have included the respective earnings of this affiliate within this segment.

(2)	Adjustment to include pre-tax income from total fee-for-service income is calculated by dividing total fee-for-service income by net earned premiums.

(3)	While the adjusted GAAP expense ratio is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. The adjusted GAAP expense ratio is the GAAP expense ratio, as reported, less the adjustment to include pre-tax income from total fee-for-service income. Management believes this information is beneficial as our GAAP expense ratio includes the impact of the margin associated with our fee-based operations. If the profit margin from our fee-for-service business is recognized as an offset to our underwriting expense, a more realistic picture of our operating efficiency emerges.

EARNINGS RELEASE	PAGE 9

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED HISTORICAL INCOME STATEMENT INFORMATION

(In Thousands, Except Share & Per Share Data)	2006A	2007A	Q108A	Q208A	Q308A	Q408A	2008A	Q109A	Q209A	Q309A	Q409A	2009A

SUMMARY DATA
Gross written premiums	$330,872	$346,451	$90,468	$94,370	$134,418	$138,427	$457,683	$159,991	$156,891	$188,985	$182,820	$688,687
Net written premiums	262,668	280,211	71,399	76,071	112,465	115,259	375,194	133,516	134,524	158,705	153,273	580,018

INCOME STATEMENT

REVENUES
Net earned premiums	$254,920	$268,197	$66,022	$77,031	$104,243	$122,425	$369,721	$129,038	$127,140	$137,399	$146,025	$539,602
Commissions and fees (net)	41,172	45,988	12,031	9,632	12,309	8,932	42,904	10,237	8,396	10,753	8,495	37,881
Net investment income	22,075	26,400	7,148	6,917	10,622	11,937	36,624	12,342	12,397	12,764	12,863	50,366
Net realized gains (losses)	69	150	(31)	(146)	(7,290)	(3,955)	(11,422)	(1,992)	(958)	(742)	3,467	(225)

Total Revenues	318,236	340,735	85,170	93,434	119,884	139,339	437,827	149,625	146,975	160,174	170,850	627,624

EXPENSES
Net losses & loss adjustment expenses	146,293	150,969	37,661	43,542	63,932	67,750	212,885	69,787	70,464	83,553	83,283	307,087
Policy acquisition and other underwriting expenses	50,479	53,717	13,147	12,716	19,470	23,961	69,294	23,969	27,139	28,824	30,783	110,715
Other administrative expenses	28,824	32,269	8,832	7,960	8,055	10,153	35,000	10,393	9,917	9,013	10,090	39,413
Salaries & employee benefits	54,569	56,433	12,755	14,143	17,056	18,908	62,862	19,827	19,945	19,629	21,522	80,923
Amortization expense	590	1,930	1,551	1,563	1,531	1,665	6,310	1,508	1,420	1,422	1,431	5,781
Interest expense	5,976	6,030	1,311	1,254	2,333	2,783	7,681	2,782	2,659	2,620	2,535	10,596

Total Expenses	286,731	301,348	75,257	81,178	112,377	125,220	394,032	128,266	131,544	145,061	149,644	554,515

INCOME BEFORE TAXES AND EQUITY EARNINGS	31,505	39,387	9,913	12,256	7,507	14,119	43,795	21,359	15,431	15,113	21,206	73,109
Income tax expense	9,599	11,726	2,911	3,879	3,338	6,539	16,667	7,869	3,823	4,156	5,473	21,321
Equity earnings of affiliates, net of tax	—	—	—	—	—	—	—	—	—	—	874	874
Equity earnings of unconsolidated subsidiaries, net of tax	128	331	56	61	26	126	269	50	37	62	(161)	(12)

NET INCOME	$22,034	$27,992	$7,058	$8,438	$4,195	$7,706	$27,397	$13,540	$11,645	$11,019	$16,446	$52,650

Net realized capital gain (loss), net of tax	45	97	(20)	(95)	(6,743)	(4,562)	(11,420)	(2,797)	(287)	(669)	2,888	(865)

OPERATING INCOME	$21,989	$27,895	$7,078	$8,533	$10,938	$12,268	$38,817	$16,337	$11,932	$11,688	$13,558	$53,515

Amortization expense	590	1,930	1,551	1,563	1,531	1,665	6,310	1,508	1,420	1,422	1,431	5,781

OPERATING INCOME, excluding amortization expense	$22,579	$29,825	$8,629	$10,096	$12,469	$13,933	$45,127	$17,845	$13,352	$13,110	$14,989	$59,296

Weighted average common shares outstanding	29,566,141	33,101,965	37,103,270	37,126,911	47,595,572	57,780,625	44,995,712	57,410,327	57,516,750	57,563,263	56,884,403	57,413,391
Shares O/S at end of the period	29,107,818	36,996,287	37,021,032	37,021,032	57,644,022	57,341,989	57,341,989	57,447,707	57,447,707	57,147,872	55,519,970	55,519,970

PER SHARE DATA (Diluted)
Net income	$0.75	$0.85	$0.19	$0.23	$0.09	$0.13	$0.61	$0.24	$0.20	$0.19	$0.29	$0.92
Net realized gain (loss), net of tax	$0.01	$0.01	$—	$—	$(0.14)	$(0.08)	$(0.25)	$(0.04)	$(0.01)	$(0.01)	$0.05	$(0.01)
Operating income	$0.74	$0.84	$0.19	$0.23	$0.23	$0.21	$0.86	$0.28	$0.21	$0.20	$0.24	$0.93
Operating income, excluding amortization expense	$0.76	$0.90	$0.23	$0.27	$0.26	$0.24	$1.00	$0.31	$0.23	$0.23	$0.26	$1.03

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	62.3%	61.2%	61.7%	61.2%	65.7%	59.5%	62.0%	58.0%	59.4%	64.5%	60.6%	60.7%
GAAP Expense ratio	34.5%	34.2%	32.2%	29.3%	31.0%	32.3%	31.3%	29.7%	33.3%	30.8%	33.7%	31.9%

GAAP Combined ratio	96.8%	95.4%	93.9%	90.5%	96.7%	91.8%	93.3%	87.7%	92.7%	95.3%	94.3%	92.6%

Unconsolidated GAAP data — Ratio Calculation Table
Net earned premiums	$254,920	$268,197	$66,022	$77,031	$104,243	$122,425	$369,721	$129,038	$127,140	$137,399	$146,025	$539,602

Consolidated net loss and LAE	$146,293	$150,969	$37,661	$43,542	$63,932	$67,750	$212,885	$69,787	$70,464	$83,553	$83,283	$307,087
Intercompany claim fees	12,553	13,058	3,106	3,629	4,508	5,053	16,296	5,108	4,995	5,049	5,187	20,339

Unconsolidated net loss and LAE	$158,846	$164,027	$40,767	$47,171	$68,440	$72,803	$229,181	$74,895	$75,459	$88,602	$88,470	$327,426

GAAP Net loss and LAE ratio	62.3%	61.2%	61.7%	61.2%	65.7%	59.5%	62.0%	58.0%	59.4%	64.5%	60.6%	60.7%

Consolidated Policy acquisition and other underwriting expenses	$50,479	$53,717	$13,147	$12,716	$19,537	$23,949	$69,349	$23,969	$27,139	$28,824	$30,783	$110,715
Intercompany administrative and other underwriting fees	37,442	37,890	8,088	9,832	12,821	15,630	46,371	14,366	15,201	13,428	18,427	61,422

Unconsolidated policy acquisition and other underwriting expenses	$87,921	$91,607	$21,235	$22,548	$32,358	$39,579	$115,720	$38,335	$42,340	$42,252	$49,210	$172,137

GAAP Expense ratio	34.5%	34.2%	32.2%	29.3%	31.0%	32.3%	31.3%	29.7%	33.3%	30.8%	33.7%	31.9%

GAAP Combined Ratio	96.8%	95.4%	93.9%	90.5%	96.7%	91.8%	93.3%	87.7%	92.7%	95.3%	94.3%	92.6%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$18,714	$23,963	$6,032	$4,174	$6,972	$3,990	$21,168	$5,278	$3,821	$6,142	$3,659	$18,901
Claims fees	8,776	9,025	2,180	2,305	2,304	2,090	8,879	1,966	2,006	1,802	1,654	7,428
Loss control fees	2,216	2,151	510	625	467	467	2,069	489	520	493	473	1,975
Reinsurance brokerage	735	929	296	98	177	157	728	65	90	333	443	931

Total managed programs	30,441	$36,068	9,018	7,202	9,920	6,704	$32,844	7,798	6,437	8,770	6,229	$29,235
Agency commissions	12,285	11,316	3,328	2,681	2,630	2,425	11,064	2,794	2,171	2,031	2,565	9,561
Intersegment commissions and fees	(1,554)	(1,396)	(315)	(251)	(241)	(197)	(1,004)	(355)	(212)	(48)	(299)	(915)

Net Commissions and fees	41,172	45,988	12,031	9,632	12,309	8,932	42,904	10,237	8,396	10,753	8,495	37,881
Intercompany commissions and fees	49,995	50,948	11,194	13,461	17,329	20,683	62,667	19,474	20,196	18,477	23,614	81,761

Gross commissions and fees	$91,167	$96,936	$23,225	$23,093	$29,638	$29,615	$105,571	$29,711	$28,592	$29,230	$32,109	$119,642